Exhibit 10.1

AMERICA’S CAR-MART, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

AMERICA’S CAR-MART, INC.

NONQUALIFIED DEFERRED COMPENSATION PLAN

PURPOSE

America’s Car-Mart, Inc., a Texas corporation (the “Company”), has established the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan (the “Plan”) effective as of September 17, 2014 for the benefit of a select group of management and highly compensated employees as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, including Officers, who contribute materially to the continued growth, development and future business success of the Company and its affiliates.

The Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA. The Plan shall be interpreted, construed, administered and operated in good faith in a manner that satisfies the requirements of Section 409A of the Code and applicable guidance issued thereunder. Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.

ARTICLE 1.

DEFINITIONS

As used within this document, the following words and phrases have the meanings described in this Article 1 unless a different meaning is required by the context. Some of the words and phrases used in the Plan are not defined in this Article 1, but for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender. Any headings used are included for ease of reference only and are not to be construed so as to alter any of the terms of the Plan.

1.1              “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Company equal to the sum of the Participant’s Deferral Account balance and any subaccounts established thereunder. The Account Balance shall be a bookkeeping entry only and shall be used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to the Plan.

1.2              “Administrator” shall mean the Committee described in Article 8 to administer the Plan, or such other person or persons to whom the Committee has delegated its duties pursuant to Article 8.

1.3              “Affiliate” shall mean any corporation or other entity (other than the Company) controlled by the Company or under common control with the Company. For purposes of this definition, “control” (including with correlative meanings, the terms “controlled by” or “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of fifty percent (50%) or more of the total combined voting power of all classes of stock or other applicable equity rights in such corporation or other applicable entity.

1.4              “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary and Bonus that a Participant elects to have, and is, deferred in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount deferred prior to such event.

1.5              “Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options or other equity-based compensation (including dividend equivalent units or dividends on restricted stock) or payments in connection with the sale, exchange or disposition of equity awards or equity-based awards, moving and relocation expenses, payments of accrued vacation or paid time off on termination of employment, incentive payments, tax equalization payments or other amounts attributable to tax-equalization packages, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer or any Affiliate and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Sections 125, 132(f), 402(e)(3), 402(h), or 403(b) of the Code pursuant to plans established by any Employer or any Affiliate; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.6              “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 6, that are entitled to receive benefits under the Plan upon the death of a Participant. If a Participant fails to designate a Beneficiary or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

1.7              “Beneficiary Designation Form” shall mean the form established from time to time by the Administrator that a Participant completes and returns to the Administrator to designate one or more Beneficiaries.

1.8              “Board” shall mean the board of directors of the Company.

1.9              “Bonus” shall mean any compensation, in addition to Base Annual Salary, relating to services performed during any fiscal year of the Company or calendar year, whichever is applicable for such bonus, whether or not paid in such year, payable to a Participant as an Employee under any Employer’s bonus and cash incentive plans, excluding any award that constitutes stock options or other equity-based compensation (including dividend equivalent units or dividends on restricted stock) or payments in connection with the sale, exchange or disposition of equity awards or equity-based awards.

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1.10          “Change in Control” shall mean any transaction that constitutes a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code and applicable guidance issued thereunder. For purposes of applying the foregoing requirements, the default provisions of Section 409A and applicable guidance shall apply; provided, however, that for purposes of determining (a) whether a change in effective control of a corporation has occurred based on the acquisition of stock ownership, the percentage threshold that shall be applied shall be “50 percent or more” (rather than “30 percent or more”), and (b) whether a change in the ownership of a substantial portion of a corporation’s assets has occurred, based on an acquisition of threshold of assets having a total gross fair market value equal to or more than 50 percent of the total gross fair market value of all of the assets of the corporation (rather than 40 percent thereof).

1.11          “Change in Control Benefit” shall mean the benefit set forth in Section 4.3.

1.12          “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13          “Committee” shall mean the Compensation Committee of the Board.

1.14          “Company” shall mean America’s Car-Mart, Inc., a Texas corporation.

1.15          “Deferral Account” shall mean (a) the sum of all of a Participant’s Annual Deferral Amounts, plus (b) amounts credited in accordance with all the applicable crediting provisions of the Plan that relate to the Participant’s Deferral Account, less (c) all distributions made to the Participant or his or her Beneficiary pursuant to the Plan that relate to his or her Deferral Account.

1.16          “Distribution Date” has the meaning given to such term in Section 4.2.

1.17          “Effective Date” means September 17, 2014.

1.18          “Election Form” shall mean the form established from time to time by the Administrator that a Participant completes and returns to the Administrator in accordance with rules established by the Administrator, and that is accepted by the Administrator, to make a deferral election under the Plan.

1.19          “Employee” shall mean a person who is an employee of any Employer and who is paid on a U.S. payroll.

1.20          “Employer(s)” shall mean the Company and its Affiliates (now in existence or hereafter formed or acquired) that have been selected by the Administrator to participate in the Plan and have adopted the Plan as an “Employer”.

1.21          “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

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1.22          “Measurement Fund” shall mean the investment fund or funds selected by the Administrator from time to time.

1.23          “Officer” shall mean a person who is an officer of the Company or an Affiliate and an Employee, as determined by the Administrator in its sole discretion.

1.24          “Participant” shall mean (a) an Officer who is subject to United States income tax or (b) any Employee designated to participate in the Plan by the Administrator and who is subject to United States income tax and who, in either case (i) elects to participate in the Plan, (ii) completes an Election Form that is accepted by the Administrator, and (iii) commences participation in the Plan. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce or any other reason.

1.25          “Performance-Based Compensation” means any compensation that is considered performance-based compensation for purposes of Section 409A of the Code.

1.26          “Plan” shall mean the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan, which shall be evidenced by this instrument, as amended from time to time.

1.27          “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.28          “Specified Date” shall mean the date selected by the Participant on the Election Form as described in Section 4.2.

1.29          “Termination of Employment” shall mean the severing of the Participant’s employment with the Company and all Affiliates, voluntarily or involuntarily for any reason (including death or disability), as determined by the Administrator which, in either case, constitutes a “separation from service” and “termination of employment” within the meaning of Section 409A of the Code without application of any alternative levels of reductions of bona fide services permitted thereunder.

1.30          “Unforeseeable Emergency” shall mean a severe financial hardship to the Participant resulting from (a) illness or accident of the Participant or his or her dependent (as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B) thereof), spouse or Beneficiary, (b) a loss of the Participant’s property due to casualty, or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Administrator, and, in any event, which constitutes an “unforeseeable emergency” within the meaning of Section 409A of the Code. For the avoidance of doubt, an Unforeseeable Emergency shall not include, among other things, sending a child to college or purchasing a home.

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ARTICLE 2.

PARTICIPATION

2.1              Eligibility for Participation. Participation in the Plan shall be limited to a select group of management and highly compensated Employees, including Officers. Officers shall be automatically eligible to participate in the Plan subject to the terms and conditions hereof. The Committee may select additional Employees from the select group of management and highly compensated Employees to participate in the Plan.

2.2              Enrollment Requirements. As a condition to participation with respect to Annual Deferral Amounts, each Officer and selected Employee shall complete, execute and return to the Administrator an Election Form which is accepted by the Administrator. In addition, the Administrator shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary or appropriate.

2.3              Commencement of Participation. Provided an Officer or Employee selected to participate in the Plan has met all enrollment requirements set forth in the Plan and required by the Administrator, including returning all required documents to the Administrator within the specified time periods, that Employee or Officer shall commence participation in the Plan on the day on which his or her Election Form first becomes effective in accordance with the terms of the Plan or, if applicable, the date on which a contribution is first credited to his or her Deferral Account in accordance with the terms of the Plan.

ARTICLE 3.

DEFERRALs AND ACCOUNTS

3.1              Election to Defer; Effect of Election Form. Subject to the terms and conditions set forth herein and such terms and conditions as the Administrator may determine, eligible Participants may elect to defer Base Annual Salary and Bonus by timely completing and delivering to the Administrator an Election Form that is accepted by the Administrator. Subject to the terms and conditions herein, after a Plan Year commences, such deferral election shall be irrevocable and shall continue for the entire Plan Year unless modified in accordance with the terms and conditions of the Plan and rules established by the Administrator. Notwithstanding any other provision of the Plan, compensation eligible to be deferred under the Plan will only be deferred under a Participant’s Election Form to the extent a Participant elects to defer compensation paid from the U.S. payroll of the Company or another Employer.

(a)                Base Annual Salary and Bonus. Subject to any terms and conditions imposed by the Administrator, an election with respect to deferrals of Base Annual Salary and Bonus attributable to services performed in any Plan Year shall be effective only if the Election Form is completed by the Participant, timely delivered to the Administrator no later than December 31 of the year immediately preceding the Plan Year (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. With respect to an Officer or Employee who first becomes eligible to participate in the Plan on or after the first day of a Plan Year (determined by the Administrator in accordance with Section 409A of the Code), the Administrator may permit a deferral election to be made within thirty (30) days after the date on which the Officer or Employee becomes eligible to participate in the Plan; provided, however, that any election made pursuant to this provision shall apply only with respect to compensation paid for services to be performed after the date of the election (with the amount of such Bonus paid for services after the date of the election determined in accordance with Treasury Regulation Section 1.409A-2(a)(7)(i)). An election form pursuant to the preceding sentence shall be effective only if the Election Form is completed by the Participant, timely delivered to the Administrator within the applicable thirty (30) day period (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. If no Election Form is timely delivered and accepted for a Plan Year in accordance with this Section 3.1, the Annual Deferral Amount shall be zero for that Plan Year.

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(b)               Performance-Based Compensation. Notwithstanding the foregoing provisions of Sections 3.1(a), the Administrator may permit a deferral election with respect to Performance-Based Compensation to be made after the date specified in Section 3.1(a) if the Election Form is completed by the Participant, timely delivered to the Administrator no later than the date that is six (6) months prior to the last day of the applicable performance period (or such earlier date determined and set by the Administrator in its sole discretion), and accepted by the Administrator. A deferral election shall be permitted under this Section 3.1(b) only with respect to a Participant who has performed services continuously from the later of the beginning of the applicable performance period or the date on which the performance criteria relating to the compensation were established through the date that the Election Form is delivered to the Administrator. In no event will a deferral election be permitted under this Section 3.1(b) after the Performance-Based Compensation has become readily ascertainable.

3.2              Maximum Deferrals. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, up to 100% of his or her Base Annual Salary and Bonus. The Administrator may impose a lower permitted Annual Deferral Amount or unilaterally modify a Participant’s Election Form to ensure compliance with applicable tax rules and other required withholding requirements.

3.3              Accounts; Crediting of Deferrals. Solely for record keeping purposes and to the extent applicable, the Administrator shall establish a Deferral Account for each Participant. A Participant’s Accounts shall be credited with the deferrals made by him or her under this Article 3 and shall be credited (or charged, as the case may be) with the hypothetical or deemed investment earnings and losses determined pursuant to Section 3.5, and charged with distributions made to or with respect to him or her pursuant to the terms of the Plan. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount, if any, shall be withheld and credited to the Participant’s Deferral Account at the time of each regularly scheduled Base Annual Salary payroll but for the deferral election in either the percentages or dollar amounts specified by the Participant in the Election Form, as adjusted from time to time for increases and decreases in Base Annual Salary if applicable. The Bonus portion of the Annual Deferral Amount shall be withheld and credited to the Participant’s Deferral Account at the time the Bonus is or otherwise would be paid to the Participant but for the deferral election in the percentages specified by the Participant in the Election Form, whether or not this occurs during the Plan Year itself.

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3.4              Vesting. A Participant shall at all times be 100% vested in his or her Deferral Account.

3.5              Earnings Credits or Losses. In accordance with, and subject to, the rules and procedures that are established from time to time by the Administrator, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)                Measurement Funds. The Administrator shall from time to time select types of Measurement Funds and specific Measurement Funds for deemed investment designation by Participants for the purpose of crediting additional amounts to his or her Account Balance. As necessary, the Administrator may, in its sole discretion, discontinue, substitute or add a Measurement Fund. The Administrator shall notify the Participants of the types of Measurement Funds and the specific Measurement Funds selected from time to time.

(b)               Election of Measurement Funds. A Participant, in connection with his or her initial Election Form in accordance with Section 3.1 above or otherwise in accordance with rules established by the Administrator, shall elect one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, unless changed in accordance with the terms of the Plan. In making any election in accordance with Section 3.1, the Participant shall specify on the Election Form, in increments of whole percentage points (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance). The Participant may (but is not required to) elect, in accordance with rules established by the Administrator, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund. Any election of a Measurement Fund shall become effective as soon as administratively practicable after the Participant’s election and shall continue thereafter until changed in accordance with the previous sentence. Changes may be made to allocations at any time during the Plan Year, up to a maximum number of changes per Plan Year, if any, established by the Administrator. If no election of a Measurement Fund is made by a Participant, additional amounts will be credited to his or her Account Balance based on a default Measurement Fund selected by the Administrator from time to time.

(c)                Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Administrator, in its sole discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited as frequently as is administratively feasible, but no less often than quarterly, based on the performance of each Measurement Fund selected by the Participant, as determined by the Administrator in its sole discretion.

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(d)               No Actual Investment. Notwithstanding any other provision of the Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that any Employer, in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Employer; the Participant shall at all times remain an unsecured creditor of the Employers.

3.6              Distributions. Any distribution with respect to a Participant’s Account Balance shall be charged to the appropriate Account as of the date such payment is made from the Account in accordance with the terms of the Plan.

ARTICLE 4.

DISTRIBUTIONS

4.1              Distribution of Benefits. A Participant shall receive distribution of his or her unpaid Account Balance in accordance with the following:

4.2              Termination of Employment or Specified Date. Distribution of a Participant’s unpaid Account Balance shall be distributed upon the earliest to occur of a Participant’s Termination of Employment, the death of the Participant or the Specified Date selected by the Participant in the applicable Deferral Election (the earliest to occur of such three events referred to as the “Distribution Date”). Unless the Participant has elected to receive installments for all or a portion of his or her unpaid Account Balance for a Termination of Employment or a Specified Date, as applicable, the Participant’s unpaid Account Balance shall be paid in a lump sum payment which shall be made no later than the later of (i) December 31 of the calendar year during which the Participant’s Distribution Date occurs or (i) within sixty (60) days after the Participant’s Distribution Date. In no event shall the Participant be permitted to elect the year of distribution for such lump sum payment. A Participant may elect to have all or a portion of his Account Balance paid in annual installments over a period elected by the Participant not exceeding [ten] years following a Distribution Event which is a Termination of Employment or a Specified Date, subject to the following:

(a)                A Participant may elect, with respect to each Plan Year, for distribution of amounts deferred during such Plan Year (and any earnings or losses credited with respect to such amounts pursuant to Section 3.5 of the Plan) to be made in installments rather than a lump sum by selecting installments (and the number of years of such installments of up to ten years) in the applicable Deferral Election that applies for such Plan Year.

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(b)               If the Participant dies while receiving installments, the Participant’s remaining Account Balances will be paid in a lump sum within sixty (60) days to the Participant’s Beneficiary.

(c)                The amount of each installment paid under this Section 4.2 will equal the result of dividing the applicable portion of the Participant's Account Balances that the Participant elected to have distributed as installments (determined as of the most recent Valuation Date occurring before the date on which such payment is made) by the number of installments remaining immediately before the payment with respect to such portion of the Participant’s Account Balances.

(d)               If payments are to be made in the form of installment payments, the first installment shall be made at the same time that the lump sum payment would otherwise be made as described above in Section 4.2 and the remaining annual payments will be made each anniversary thereof until the number of installment payments specified in the Payment Schedule has been paid.

4.3              Change in Control Benefit. In the event of a Change in Control prior the Participant’s Distribution Date, a Participant shall receive a lump sum Change in Control Benefit which shall be equal to the Participant’s unpaid Account Balance. The lump sum payment shall be made no event later than the later of (i) December 31 of the calendar year during which the Change in Control occurs or (ii) within sixty (60) days following the date of such Change in Control. In no event shall the Participant be permitted to elect the year of distribution. In no event will a Participant (or Beneficiary) be entitled to a payment under both Section 4.2 and Section 4.3.

4.4              Delayed Distributions for Specified Employee Participants. Notwithstanding any provision of the Plan to the contrary, upon the Termination of Employment of a Participant who is a “specified employee” (determined in accordance with Section 409A of the Code) for any reason other than death, any distribution under the Plan that otherwise would be paid to Participant on account of such Termination of Employment and during the period of time beginning with such Termination of Employment and ending six (6) months thereafter shall not be paid during such six-month period but shall be delayed and instead paid in a lump sum on the first day of the seventh calendar month following such Termination of Employment. There shall be no such six-month delay period in the event of, and any six-month delay period which has already commenced shall terminate immediately upon, (a) the Participant’s death or (b) a Change in Control.

ARTICLE 5.

UNFORESEEABLE EMERGENCIES

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If a Participant experiences an Unforeseeable Emergency, the Participant may petition the Administrator to (a) suspend any deferrals required to be made by a Participant and/or (b) receive a partial or full payout from the Plan. The payout on account of an Unforeseeable Emergency shall not exceed the lesser of the Participant’s Account Balance or the amount reasonably needed to satisfy the Unforeseeable Emergency. The determination of the amount reasonably needed to satisfy the Unforeseeable Emergency must take into account any additional compensation that is available if the Participant is permitted to cancel his or her deferral election. In the discretion of the Administrator, the amount reasonably needed to satisfy the Unforeseeable Emergency may include amounts necessary to pay any Federal, State, local or foreign income taxes or penalties reasonably anticipated to result form the distribution. No suspension or payment shall be made due to Unforeseeable Emergency to the extent that the emergency may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent that the liquidation of such assets would not cause severe financial hardship), or by cessation of deferrals under the Plan. If, in the sole discretion of the Administrator, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval but in no event shall the Participant be permitted to elect the year of the payment.

ARTICLE 6.

BENEFICIARY DESIGNATIONs

6.1              Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under the Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

6.2              Beneficiary Designation; Change. A Participant shall designate his or her Beneficiary by completing the Beneficiary Designation Form and returning it to the Administrator. A Participant shall have the right to change a Beneficiary by completing and otherwise complying with the terms of the Beneficiary Designation Form and the Administrator’s rules and procedures, as in effect from time to time. No Beneficiary Designation Form shall be valid unless accepted by the Administrator. Upon the acceptance by the Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Administrator prior to the Participant’s death.

6.3              Doubt as to Beneficiary. If the Administrator has any doubt as to the proper Beneficiary to receive payments pursuant to the Plan, the Administrator shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Administrator’s satisfaction.

6.4              Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Administrator from all further obligations under the Plan with respect to the Participant, and that Participant’s Election Form shall terminate upon such full payment of benefits.

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ARTICLE 7.

TERMINATION, AMENDMENT OR MODIFICATION

7.1              Termination With Respect to Account Balances. The Plan shall not terminate with respect to Account Balances and any Employers, except in a manner that complies with Section 409A of the Code and applicable guidance issued thereunder. Upon a termination of the Plan with respect to Account Balances that complies with Section 409A of the Code, each Participant shall be entitled to receive his or her Account Balance in a lump sum payment in accordance with the payment schedule determined by the Administrator upon termination in accordance with Section 409A of the Code. During the period of time between the date the Plan is terminated with respect to Account Balances and the date of such payment, Account Balance distributions which otherwise would be made pursuant to the Plan shall be made without regard to such termination.

7.2              Amendment. The Company may, at any time, amend or modify the Plan in whole or in part by the action of the Board, the Committee or persons or person authorized by the Board or the Committee; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification.

7.3              Effect of Payment. The full payment of the applicable benefit under Article 4, 5 or 6 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under the Plan and the Participant’s rights under the Plan shall terminate.

ARTICLE 8.

ADMINISTRATION

8.1              Administrator Duties. The Committee shall be the Administrator and shall conduct the general administration of the Plan in accordance with the Plan and shall have all the necessary power and authority to carry out that function. Among the Administrator’s necessary powers and duties (in addition to those set forth elsewhere in the Plan) are the following:

(a)                Except to the extent provided otherwise by the terms of the Plan, to delegate all or part of its function as Administrator to others and to revoke any such delegation.

(b)               To conclusively determine all questions arising under the Plan, including the power to determine the eligibility of Participants (as otherwise set forth herein) and the rights of Participants and other persons entitled to benefits under the Plan and their respective benefits except as otherwise set forth in the Plan, and to remedy any ambiguities, inconsistencies or omissions of whatever kind; to determine the amounts and time of payment of benefits, to take any actions necessary to assure timely payment of benefits under the Plan.

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(c)                To select and engage attorneys, accountants, actuaries, trustees, appraisers, brokers, consultants, administrators, physicians or other persons to render service or advice with regard to any responsibility the Administrator has under the Plan, or otherwise, to designate such persons to carry out fiduciary responsibilities (other than trustee responsibilities) under the Plan, and (with the Committee, the Employers and their officers, directors, trustees and Employees) to rely upon the advice, opinions or valuations of any such persons, to the extent permitted by law, being fully protected in acting or relying thereon in good faith.

(d)               To conclusively interpret the Plan for purpose of the administration and application of the Plan, in a manner not inconsistent with the Plan or applicable law and to amend or revoke any such interpretation.

(e)                To establish a claims procedure.

(f)                To generally operate and administer the Plan in all matters except as otherwise provided herein.

8.2              Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan, Section 409A of the Code and applicable guidance issued thereunder shall be final and conclusive and binding upon all persons having any interest in the Plan. No benefits shall be paid to any person unless the Administrator determines that such person is entitled thereto under the terms of the Plan.

8.3              Indemnification. All Employers shall indemnify and hold harmless any of their officers, directors, Administrator or Committee members or Employees who are involved in the administration of the Plan against any and all claims, losses, damages, expenses or liabilities arising out of the good faith performance of their administrative functions.

8.4              Employer Information. To enable the Administrator to perform its functions, each Employer shall supply full and timely information to the Administrator on all matters relating to the compensation of its Participants, the date and circumstances of the Termination of Employment of its Participants (including death), and such other pertinent information as the Administrator may reasonably require.

ARTICLE 9.

MISCELLANEOUS

9.1              Status of Plan. The Plan as applied to employees is intended to be a plan that is not qualified within the meaning of Section 401(a) of the Code and that is “unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

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9.2              Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. For purposes of the payment of benefits under the Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

9.3              Source of Benefits. The amount of any benefit payable under the Plan will be paid from the general revenues of the Employer with respect to whose former employee the benefit is payable. Subject to the foregoing, if a Participant has been employed by more than one Employer, the portion of the Plan benefit payable by each such Employer shall be equal to the portion of the Participant’s Account Balance which is attributable to the reduction of his or her compensation from that Employer which is made pursuant to his or her Election Form or which is otherwise attributable to the contributions by that Employer. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of the general creditors of the Employer or any affiliate thereof, or from an insurance policy owned by the Employer; provided, however, that nothing in the Plan shall require the Company or any Employer to establish any trust to provide benefits under the Plan or to purchase an insurance policy. No employee or other individual entitled to benefits under the Plan shall have any right, title or interest whatsoever in any assets of the Company, any of the other Employers or any Affiliate or to any investment reserves, accounts or funds that the Company or any other Employer may purchase, establish or accumulate to aid in providing the benefits under the Plan, including any investment in any Measurement Fund.

9.4              Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Election Form(s), as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Election Form(s).

9.5              Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. Notwithstanding the foregoing, the Administrator is authorized to make any payments directed by court order in any action in which the Plan or the Administrator has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Administrator, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

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9.6              Tax Withholding. Each Employer may withhold or cause to be withheld from any amounts otherwise due to the Participant or subject to a deferral election under the Plan or any payment of benefits made pursuant to the Plan any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such deferrals or payments under the Plan. Notwithstanding the foregoing, withholding of amounts otherwise subject to a deferral election (or otherwise deferred under the Plan) shall be limited to (a) the amount required to pay the tax imposed by the Federal Insurance Contributions Act (“FICA”) under Sections 3101, 3121(a) and 3121(v) of the Code on compensation deferred under the Plan (the “FICA Amount”), and (b) income tax imposed under Section 3401 of the Code or the corresponding withholding provisions of applicable state, local or foreign tax laws as a result of the payment of the FICA Amount and to pay the additional income tax attributable to the pyramiding of wages under Section 3401 and taxes. Notwithstanding the foregoing, the total amount of withholding pursuant to the preceding sentence shall not exceed the aggregate FICA Amount and the income tax withholding related to such FICA Amount.

9.7              Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

9.8              Compliance. A Participant shall have no right to receive payment with respect to the Participant’s Account Balance until all legal and contractual obligations of the Employers relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on Stock delivered to a Participant hereunder and any other interest constituting a security as it may deem advisable in order to comply with the Securities Act, the requirements of the NASDAQ or any other stock exchange or automated quotation system upon which the Stock is then listed or quoted, any state securities laws applicable to such a transfer, any provision of the Company’s Articles of Incorporation or Bylaws, or any other applicable law or applicable regulation.

9.9              Not a Contract of Employment. The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of any Employer or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

9.10          Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Administrator by furnishing any and all information requested by the Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Administrator may deem necessary.

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9.11          Governing Law. Subject to ERISA, the provisions of the Plan shall be construed and interpreted according to the internal laws of the State of [Arkansas] without regard to its conflicts of laws principles.

9.12          Notice. Any notice or filing required or permitted to be given to the Administrator under the Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the Company at its principal corporate offices, to the attention of the Company’s General Counsel. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under the Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

9.13          Successors. The provisions of the Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

9.14          Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

9.15          Incompetent. If the Administrator determines in its discretion that a benefit under the Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Administrator may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

9.16          Action by Employers. Any action required or permitted to be taken under the Plan by any Employer shall be taken by appropriate action of its applicable governing body (such as its board of directors, general partner, board of trustees, management committee) or an authorized committee thereof, or by a person or persons authorized by the governing body or committee, as applicable.

9.17          Supplements. The provisions of the Plan as applied to any Employer or to any group of employees of any Employer may, with the consent of Administrator, be modified or supplemented from time to time by the adoption of one or more Supplements. Each Supplement shall form a part of the Plan as of the Supplement’s effective date. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

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IN WITNESS WHEREOF, the Company has signed the Plan document as of September 17, 2014.

America’s Car-Mart, Inc.

a Texas corporation

By:__/s/ Jeffrey A. Williams

Jeffrey A. Williams

Title: Chief Financial Officer, Vice President

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